Exhibit 10.21.1
AMENDMENT TO GUARANTY
          THIS AMENDMENT TO GUARANTY, dated as of July 31, 2007 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), between COLUMN FINANCIAL, INC., having an address at 11 Madison Avenue, New York, New York 10010 (“Lender”) and CAPITALSOURCE INC., having its principal place of business at 4445 Willard Avenue, 12th Floor, Chevy Chase, MD 20815 (“Guarantor”).
RECITALS
     A. Lender made a certain mezzanine loan (the “Loan”) to CSE Casablanca Holdings II LLC (“Borrower”) in the original principal amount of $36,140,981.00 subject to and in accordance with the terms of that certain Mezzanine Loan Agreement dated as of July 31, 2007 (the “Existing Loan Agreement”).
     B. In connection with the Loan, Guarantor delivered a certain Guaranty Agreement (the “Existing Guaranty”) for the benefit of Lender.
     C. Lender, Borrower and Guarantor, among others, have entered into a certain Modification Agreement (the “Loan Modification Agreement”), dated as of the date hereof, pursuant to which the terms of the Existing Loan Agreement have been amended.
     D. Lender and Guarantor desire to modify the Existing Guaranty subject to and in accordance with the terms and provisions of this Agreement.
AGREEMENT
     1. Definitions. All capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Existing Guaranty.
     2. Modifications to Existing Guaranty.
          (a) All references in the Existing Guaranty to the term “Mortgage Borrower” are deleted and replaced with the term “Owner”.
          (b) Section 1.2(a)(i)(A) of the Existing Guaranty is hereby modified by deleting the phrase “or the Original Loan”.
          (c) Section 1.2(a)(i)(H) of the Existing Guaranty is hereby modified by adding the phrase “or a foreclosure of the Collateral” after the phrase “deed in lieu thereof”.
          (d) The last paragraph of Section 1.2(a) is hereby modified by deleting the phrase “the additional covenant to comply with any assumptions in the Insolvency Opinion or in any Additional Insolvency Opinion” in clause (B) thereof and inserting in its place the phrase “any additional covenant set forth in the Insolvency Opinion and in any Additional Insolvency Opinion which is not otherwise set forth in the Loan Agreement”.

          (e) Section 1.2(c) of the Existing Guaranty is hereby modified as follows:
          (A) The word “entity” in the first instance such word appears in clause (i) is hereby deleted and replaced with the word “Person”.
          (f) All references in the Existing Guaranty to the term “Pledged Company Interests” are deleted and replaced with the term “Pledged Collateral”.
          (g) All references in the Existing Guaranty to the Loan Agreement shall mean the Existing Loan Agreement, as modified by the Loan Modification Agreement.
          (h) All references in the Existing Guaranty to the Guaranty shall mean the Existing Guaranty, as modified by this Agreement.
     3. Representations and Warranties. Without limiting in any way any representation or warranty in the Guaranty, Guarantor represents and warrants to Lender as follows:
          (a) The execution and delivery by Guarantor of this Agreement and Guarantor’s performance of its obligations hereunder provided for in this Agreement (i) have been duly authorized by all requisite action on the part of Guarantor, (ii) will not violate any provision of any applicable legal requirements, any order, writ, decree, injunction or demand of any court or other governmental authority, any organizational document of Guarantor or any indenture or agreement or other instrument to which Guarantor is a party or by which the Guarantor is bound, (iii) will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation or imposition of any lien of any nature whatsoever upon any of the property or assets of the Guarantor pursuant to, any indenture or agreement or instrument and (iv) have been duly executed and delivered by Guarantor. Except for those obtained or filed on or prior to the date hereof, the Guarantor is not required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any governmental authority or other agency in connection with or as a condition to the execution, delivery or performance of this Agreement. This Agreement has been duly authorized, executed and delivered by Guarantor.
          (b) This Agreement is a legal, valid and binding obligation of Guarantor, enforceable against the Guarantor in accordance with its terms, subject to bankruptcy, insolvency and other limitations on creditors’ rights generally and to equitable principles.
          (c) There are no existing claims or causes of action by Guarantor against Lender relating to or arising out of the Guaranty, the Loan, and the Loan Documents and there are no offsets or defenses by Guarantor to the payment of any amounts required to be paid by Guarantor under the Guaranty, or otherwise to the enforcement by Lender of the Guaranty.

     4. Miscellaneous.
          (a) This Agreement constitutes the entire agreement among the parties concerning its subject matter. This Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, successors and assigns. This Agreement may be executed in two or more counterparts and by facsimile each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          (b) Guarantor and Lender confirm and ratify the terms and provisions of the Guaranty, as modified hereby, and agree that the Guaranty, as so modified, remain in full force and effect as of the date hereof, and nothing herein contained shall be construed to impair the security or affect the first priority of the lien of the Pledge, nor impair any rights or powers which Lender or its successors may have for nonperformance of any term of the Guaranty. Guarantor further reaffirms and ratifies its obligations to be bound by and perform all of the terms of the Guaranty.
          (c) This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to New York’s principles of conflict of law).
(Signatures on following page)

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

GUARANTOR: CAPITALSOURCE INC., a Delaware corporation
By:	/S/ JEFFREY A. LIPSON
	Name:	Jeffrey A. Lipson
	Title:	Vice President & Treasurer
[Signatures continue on following page]

LENDER: COLUMN FINANCIAL, INC.
By:	/S/ REESE MASON
	Name:	Reese Mason
	Title:	Vice President